UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2006
Commission file number 1-11625
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE

ITEM 8.01 Other Events
On March 8, 2006, we received notice regarding the resolution of our outstanding dispute with The Black and Decker Corporation (“BDK”) on the net asset value of our former Tools Group. The decision by the arbitrator constitutes a final resolution of all disputes between BDK and us regarding the definition of net asset value. The purchase price adjustment amounts to $16.1 million, of which $12.7 million was previously reserved. This will result in an incremental pre-tax charge to loss on disposal of discontinued operations of $3.4 million in the first quarter of 2006.
On October 2, 2004, we completed the sale of our former Tools Group to BDK for $796.8 million in cash, subject to post-closing adjustments. The Tools Group was primarily comprised of the Porter Cable®, Delta®, DeVilbiss Air Power, Oldham Saw, and FLEX® brands. In the second quarter of 2005, we paid $10.4 million to BDK for purchase price adjustments. As a result of the dispute resolution, we expect to pay the $16.1 million purchase price adjustment plus interest of $1.1 million to BDK in the first quarter of 2006.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Shell Company Transactions Not applicable.

(d)	Exhibits Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 10, 2006.

PENTAIR, INC. Registrant
By /s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer (Chief Accounting Officer)